EMPLOYMENT AGREEMENT

          THIS  AGREEMENT  by  and  between   Safety-Kleen   Corp.,  a  Delaware
corporation (the "Company"), and Grover C. Wrenn (the "Executive"),  dated as of
the    day of August, 2000.
   ---

                               W I T N E S S E T H

          WHEREAS, the Company wishes to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, it is hereby agreed as follows:

          1. TERM. The term of this Agreement (the "Term") shall commence as of March 6, 2000 (the "Commencement Date") and shall end upon the second anniversary of the Commencement Date.

          2. POSITION AND DUTIES. (a) During the Term, the Executive shall serve as the President and Chief Operating Officer of the Company with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Chief Executive Officer of the Company or the Board. During the Term, the Company shall cause the Executive to be included in the slate of persons nominated to serve as directors on the Board and shall use its best efforts to have the Executive elected and reelected to the Board. If the Executive is not elected or reelected as a member of the Board it shall not constitute Good Reason under Paragraph 4(c) hereunder.

          (1) During the Term, and excluding any periods of vacation and sick leave to which the Executive is entitled, and except as may be otherwise authorized by the Board, the Executive shall devote substantially all of his attention and time during business hours to the business and affairs of the Company and shall carry out such responsibilities faithfully and efficiently. The Executive may serve on corporate, industry, civic or charitable boards and committees, so long as the Executive secures the prior written consent of the Board to engage in such activities, which consent will not be unreasonably withheld, and Exhibit A attached hereto contains a list of such current activities which are all hereby approved.

          (2) Other than for periods spent traveling in connection with the performance of the Executive's duties hereunder, the Executive shall be based in Columbia, South Carolina. During the Term, the Company shall provide the Executive with an executive apartment in the Columbia area (which shall be reasonably acceptable to Executive) and shall pay the customary temporary living expenses (including all transportation costs) associated with the Executive's stay in the Columbia area. The aggregate cost to the Company shall not exceed $3,500 per month for living expenses plus $25,000 per year for taxation on transportation. The Executive shall provide the Company with acceptable documentation substantiating such living expenses and tax costs.

          3. COMPENSATION. (a) BASE SALARY. During the Term, the Executive shall receive an annual base salary ("Annual Base Salary") of $650,000. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time.

          (1) PLAN OF REORGANIZATION/SALE BONUS. If the Executive is employed by the Company on the date a plan of reorganization for the Company is consummated in connection with any Chapter 11 bankruptcy or similar proceeding or on the date of the consummation of the sale of substantially all of the assets of the Company (the "Sale") then, within fifteen (15) days of such consummation or sale, the Company shall pay to the Executive a bonus of $1,250,000 (the "Plan of Reorganization/Sale Bonus"), in recognition of the Executive's efforts in facilitating such reorganization or sale.

          (2) DISCRETIONARY BONUS. The Executive shall be eligible to receive such bonuses as may be determined from time to time by the Compensation Committee of the Board, which shall consist solely of independent directors, pursuant to criteria to be established by such Compensation Committee, payable from any bonus pool established under Company's employee incentive compensation program. The Agent for the Pre-Petition Secured Lenders and counsel to the Official Committee of Unsecured Creditors shall be apprised of any such bonus award prior to its payment and shall be given a reasonable opportunity to comment thereon.

          (3) OTHER BENEFITS. During the Term: (1) the Executive shall be entitled to participate in all applicable fringe benefit and perquisite programs and savings and retirement plans (other than any non-qualified supplemental retirement or

"top-hat" plans), practices, policies and programs of the Company to the same extent that such benefits were provided to the Chief Operating Officer of the Company immediately prior to March 6, 2000 or are otherwise generally provided to other senior executives of the Company and (2) the Executive and/or the Executive's eligible dependents, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company to the same extent, and subject to the same terms, conditions, as other senior executives of the Company unless otherwise provided for in this Agreement; provided, however, the Company shall waive any and all waiting periods and pre-existing condition exclusions under its plans and programs contemplated by this Section 3(d) with respect to the participation offered and coverage provided to the Executive and his eligible dependents, as the case may be.

          (4) INDEMNIFICATION. The Company agrees to indemnify and hold the Executive harmless, to the fullest extent permitted under applicable law, for, from and against any and all losses, claims, damages, liabilities or actions (including security holder actions, in respect thereof) related to or arising out of the Executive's employment with or service to the Company or any of its affiliates, including Executive's role as a member of the Board, subsequent to March 6, 2000, except for actions finally determined by a court of competent jurisdiction to have been taken in bad faith or to have constituted gross negligence or willful misconduct. At all times during the Term, the Company will maintain director and officer liability insurance coverage and policies covering the Executive which are no less favorable than those currently maintained by the Company and applicable to the Executive. Following any termination of the Executive's employment or service with the Company, the Company shall cause any director and officer liability insurance policies applicable to the Executive prior to such termination to remain in effect on a claims-made basis for a period of three years following termination of, if longer, any applicable statute of limitations. Nothing in this Agreement is intended to infringe such rights the Executive may have under the Company's bylaws, articles of incorporation or otherwise.

          (5) LEGAL FEES. As soon as reasonably practicable after the date hereof, the Company shall reimburse the Executive for all legal fees incurred by him in connection with the negotiation, preparation and execution of this Agreement; provided, however, that such reimbursement shall not exceed $5,000 (including amounts paid to counsel for David E. Thomas, Jr. with respect to his Agreement).

          4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the

Executive's death during the Term. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for six (6) consecutive months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive is so disabled. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Confirmation Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Confirmation Date.

          (1) TERMINATION BY THE COMPANY. The Company may, by delivering a written termination notice to the Executive, terminate the Executive's employment at any time during the Term for Cause or without Cause. "Cause" means
(i) the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from the Executive's death or his incapacity due to physical or mental illness or injury) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties and the Executive has failed to correct such failure to substantially perform such duties within thirty (30) days after such written demand is delivered; or (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, and no act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interests of the Company.

          (2) TERMINATION BY EXECUTIVE. The Executive may, by delivering a written termination notice to the Company, terminate his employment at any time during the Term with Good Reason or without Good Reason. "Good Reason" means (i) the Company has failed to cure any material breach or default by it under this Agreement within thirty (30) days after receiving written notice thereof from the Executive or (ii) the Company is not able to comply in a material respect with applicable environmental laws and regulations, after receiving an opinion, upon the request of the Company, of Arnold & Porter, Esqs. that such non-compliance is material and there exists a significant risk that he could be exposed to personal liability in connection therewith.

          (3) TERMINATION FOLLOWING PAYMENT OF THE PLAN OF REORGANIZATION/SALE BONUS. The Company may, by delivering a written termination notice to the Executive, terminate the Executive's employment during the sixty (60) day period following the payment of the Plan of Reorganization/Sale Bonus. For purposes of this Agreement, if the Sale is not pursuant to the Plan of Reorganization, the Executive shall be deemed to have been terminated within the sixty (60) day period following such Sale and shall have no entitlement to severance benefits or compensation under this Agreement. Any such termination shall be treated as though it were with Cause.

          (4) DATE OF TERMINATION; RESIGNATION. The "Date of Termination" means the date of the Executive's death, the Disability Confirmation Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or following the payment of the Plan of Reorganization/Sale Bonus or by the Executive with Good Reason or without Good Reason is effective, as the case may be, or the expiration of the Term. Effective as of the Date of Termination, the Executive shall resign from the Board and from all other offices and positions with the Company and its affiliates.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) OTHER THAN FOR CAUSE, DEATH OR DISABILITY OR UPON EXPIRATION OF THIS AGREEMENT. If, during the Term, the Company terminates the Executive's employment for any reason other than (i) Cause, (ii) death (iii) Disability, or (iv) during the sixty (60) day period following payment of the Plan of Reorganization Bonus or (v) subsequent to the payment of a Sale Bonus, or at the expiration of the Term, or if the Executive terminates his employment for Good Reason, the Company shall pay to the Executive, not later than thirty (30) days following the Date of Termination, (A) an amount equal to the Executive's then current Annual Base Salary (without giving effect to reductions thereto) and (B) any unpaid amounts of the Executive's Annual Base Salary and other amounts earned through the Date of Termination. In addition, if such termination is other than the expiration of the Term, during the second year following the Executive's termination under this section 5(a), in a time and manner consistent with the Company's payroll cycle the Executive shall also receive monthly payments equal to 1/12 of the Executive's Annual Base Salary (which amount shall be reduced by the amount of any salary earned by Executive during such month). The Company shall also pay or provide to the Executive, on or following such a termination, any earned and unpaid bonuses, previously deferred compensation and benefits payable to the Executive under the terms of the Company's qualified pension plans, according to the terms of such plans as in effect immediately prior to the Date of Termination (the "Accrued Benefits"). For a period not to exceed eighteen (18) months following the Date of Termination or the expiration of the Term of this Agreement, and only until the Executive obtains full replacement coverage, the Company shall reimburse the Executive for the cost of any premiums paid by the Executive pursuant to his (or any of his eligible dependent's) election to have the Company provide "continuation coverage" (within the meaning of Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) under the Company's (or, if applicable, an affiliate's) group health plan.

          (1) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Term, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts: (1) any portion of the Executive's Annual Base Salary and other amounts earned through the Date of Termination that has not yet been paid plus (2)
either the amount of life insurance proceeds or the amount of long-term disability insurance proceeds to which the Executive is entitled under current Company policy. On or following the Date of Termination, the Company shall provide the Executive with the Accrued Benefits. For a period not to exceed 18 months following the Date of Termination, the Company shall reimburse the Executive for the cost of any premiums paid by the Executive pursuant to his (or any of his eligible dependent's) election to have the Company provide "continuation coverage" (within the meaning of Section 4980B of the Code) under the Company's (or, if applicable, an affiliate's) group health plan.

          (2) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE; FOLLOWING PAYMENT OF THE PLAN OF REORGANIZATION/SALE BONUS. If during the Term the Executive's employment is terminated by the Company for Cause or following payment of the Plan of Reorganization/Sale Bonus pursuant to Section 4(d) hereof, or if the Executive's employment is terminated by the Executive without Good Reason during the Term, the Company shall pay to the Executive in a lump sum in cash immediately prior to the Date of Termination, any portion of the Executive's Annual Base Salary and other amounts earned through the Date of Termination that has not been paid. On or following the Date of Termination, the Company shall provide the Executive with the Accrued Benefits. For a period not to exceed 18 months following the Date of Termination, but only until Executive obtains full replacement coverage, the Company shall reimburse the Executive for the cost of any premiums paid by the Executive pursuant to his (or any of his eligible dependent's) election to have the Company provide "continuation coverage" (within the meaning of Section 4980B of the Code) under the Company's (or, if applicable, an affiliate's) group health plan, provided, however, that no such reimbursement shall be made in the event of a termination for Cause.

          6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its subsidiaries or affiliated companies for which the Executive may be selected by the Board to participate in, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may enter into under any contract or agreement with the Company or any of its subsidiaries or affiliated companies (which contracts, if any, shall be subject to Board approval). Vested benefits and other amounts that the Executive is otherwise entitled to receive under any such other plan, policy, practice or program of, or any contract of agreement with, the Company or any of its subsidiaries or affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

          7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement as such amounts shall not be reduced, regardless of whether the Executive obtains other employment, except that the second year of severance payments contemplated in section 5 shall be reduced by the amount of any salary earned by Executive in such month.

          8. CONFIDENTIAL INFORMATION. The Executive shall keep confidential all trade secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its subsidiaries or affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

          9. DISPUTE RESOLUTION; ATTORNEYS' FEES. All disputes arising under or related to the employment of the Executive or the provisions of this agreement shall be settled by the United States Bankruptcy Court for the District of Delaware while the Company's Chapter 11 case is pending and otherwise by arbitration under the rules of the American Arbitration Association then in effect, such arbitration to be held in Columbia, South Carolina, as the sole and exclusive remedy of either party and judgement on any arbitration award may be entered in any court of competent jurisdiction. The Company agrees to reimburse legal fees incurred by the Executive in any such dispute to the extent the Executive prevails in the dispute.

          10. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (1) This Agreement shall inure to the benefit of and be binding upon the Company.

          11. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (1) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                              If to the Executive:

                              Grover C. Wrenn
                              1301 Gervais Street
                              19th Floor
                              Columbia, South Carolina 29201

                              With a copy to:

                              David S. Kurtz, Esq.
                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, Illinois 60606

                               If to the Company:

                              Safety-Kleen Corp.
                              1301 Gervais Street
                              Columbia, South Carolina  29201
                              Attention:  Henry H. Taylor

                              With a copy to:

                              David S. Kurtz, Esq.
                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, Illinois 60606

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 11. Notices and communications shall be effective when actually received by the addressee.

          (2) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (3) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (4) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (5) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

          (6) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                      --------------------------------
                                      Grover C. Wrenn

                                      SAFETY-KLEEN CORP.


                                       By:
                                          ----------------------------
                                          John W. Rollins, Jr.

                                    EXHIBIT A

Strategic Diagnostics, Inc.
Director

Eckerd College
Trustee

                                       A-1